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                                                                       EXHIBIT 5

                           WILMER, CUTLER & PICKERING
                               2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363

                                  June 4, 2001


Tucker Anthony Sutro
One Beacon Street
Boston, Massachusetts 02108

     Re: Registration Statement on Form S-8 for Tucker Anthony Sutro Deferred Compensation Plan


Ladies and Gentlemen:

     We have acted as counsel to Tucker Anthony Sutro, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the obligations of the company (the "Deferred Compensation Obligations") under the Tucker Anthony Sutro Deferred Compensation Plan (the "Plan").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In that examination, we have assumed (i) the genuineness of all signatures of all persons executing any document (other than documents executed in our presence by an officer of the Company), (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as reproductions or certified copies, (iv) the authenticity of the originals of such reproductions or certified copies, and (v) the full legal capacity of the signatories to all such documents (other than the Company).

     Based solely upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth in this letter, we are of the opinion that the Deferred Compensation Obligations, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting creditors' rights or by general principles of equity.
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     This opinion is limited to the laws of the United States, the Commonwealth of Massachusetts and the General Corporation Law of Delaware, and no opinion is expressed on the law of any other jurisdiction.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed or furnished to any governmental agency or other person or entity, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          WILMER, CUTLER & PICKERING


                                          By: /s/ Meredith B. Cross
                                              ------------------------------
                                              Meredith B. Cross, a partner



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